UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

 PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Company Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Enter into a Material Definitive Agreement.

On May 3, 2010, Peregrine Pharmaceuticals, Inc., a Delaware corporation, ( “Peregrine” or the “Company”) entered into two separate agreements (the “Agreements”) with Stason Pharmaceuticals, a privately-held U.S.-based pharmaceutical company (“Stason”) to develop the Company’s Tumor Necrosis Therapy (“TNT”) technologies in certain Asia-Pacific Economic Cooperation (APEC) countries.  Under the terms of the Agreements, Stason is acquiring from Peregrine exclusive rights to its TNT technologies in certain Asia-Pacific Economic Cooperation (APEC) countries.  The Agreements also include certain non-exclusive licenses for Peregrine's proprietary radiolabeling technologies and its fully-human NHS76 TNT antibody.  The Company has retained exclusive rights to its TNT technologies in the United States, European Union countries, and other select countries internationally.

A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Exhibit
Number

99.1                      Press Release issued May 3, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: May 4, 2010	By:	/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer and Corporate Secretary

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued May 3, 2010

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